Monaker Group, Inc. 8-K

Exhibit 10.3

SHAREHOLDER VOTING REPRESENTATIVE AGREEMENT

This SHAREHOLDER VOTING REPRESENTATIVE AGREEMENT (the “Agreement”) is made as of May 18, 2021 (the “Execution Date”), by and among Monaker Group Inc, a Nevada corporation (the “Company”), IDS, Inc. a/k/a IDS International Inc. a/k/a Internet Distribution Systems a/k/a International Distribution Systems, a shareholder of the Company (“Shareholder”), and Bill Kerby, an individual (“Shareholder Representative”).

RECITALS

WHEREAS, Shareholder beneficially owns 1,968,000 shares of the issued and outstanding shares of common stock (the “Common Stock”); and

WHEREAS, the Company and Shareholder have entered into that certain Amendment to Intellectual Property Agreement, dated as of the Execution Date (the “Amendment”), pursuant to which the Company and the Shareholder have agreed to amend that certain Intellectual Property Purchase Agreement by and between Monaker, as buyer, and IDS Inc., as seller, dated as of August 15, 2019; and

WHEREAS, it is an express condition of the Amendment that Shareholder enter into this Agreement; and

NOW, THEREFORE, in consideration of the recitals set forth hereinabove and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, each of the parties hereto, intending legally to be bound, hereby agrees as follows:

AGREEMENT

1.             Incorporation of Recitals. The parties to this Agreement hereby agree and acknowledge that all of the Recitals set forth hereinabove are true, complete and correct in every respect and hereby incorporate said Recitals into this Agreement by this reference.

2.             Representations of Shareholder. Shareholder hereby represents and warrants to the Company and Shareholder Representative that it: (a) The Shareholder is the record and/or beneficial owner of the Common Stock of the Company as set forth above; (b) has full power to enter into this Agreement and has not, prior to the Execution Date, executed or delivered any proxy or entered into any other voting agreement or similar arrangement, and upon execution and delivery by the Shareholder this Agreement constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its term; and (c) Shareholder will not take any action inconsistent with the purposes and provisions of this Agreement.

3.             Scope of Agreement. This Agreement shall govern the vote of the Common Stock by the Shareholder Representative with respect to any and all matters concerning a shareholder vote in respect of the Common Stock, whether at a meeting or pursuant to written consent or otherwise, including, but not limited to, the election of the Company’s Board of Directors. Unless terminated as hereinafter provided, this Agreement shall remain in effect without regard to any action taken by Shareholder. This Agreement pertains to voting rights and any other rights granted to the Shareholder with respect to the Company and the Common Stock, provided, however, this Agreement does not confer on the Shareholder Representative cash or stock dividends, distributions, disposition of Common Stock or proceeds from the sale or other disposition of Common Stock.

4.            Changes in Capital Stock. In the event that subsequent to the date of this Agreement any shares of capital stock or other securities the Company are issued on, or in exchange for, any of the Common Stock by reason of any stock dividend, stock split, consolidation of shares, reclassification, exchange, merger or consolidation or otherwise involving the Company, such shares of capital stock or other securities shall be deemed to be Common Stock for purposes of this Agreement.

5.            Voting of Common Stock. Shareholder agrees and covenants that at any meeting of the shareholders of the Company and/or in connection with any corporate action by the shareholders of the Company, all of its respective shares of the Common Stock shall be voted by the Shareholder Representative in the manner and to the effect determined by said Shareholder Representative in his sole and absolute discretion. Accordingly, during the term of this Agreement, Shareholder shall not vote or attempt to vote any of its respective shares of the Common Stock, or otherwise exercise or attempt to exercise any voting or other approval rights of any of its respective shares of the Common Stock, and any such prohibited exercise by Shareholder of voting or approval rights shall be void and of no force or effect.

6.            Irrevocable Proxy.

a.            In order to give effect to and in furtherance of the agreements and covenants set forth in Section 5 of this Agreement, Shareholder hereby irrevocably constitutes and appoints Shareholder Representative as proxy Shareholder, as the case may be, with full power of substitution, for and in the name and on behalf of Shareholder to vote any and all of its respective shares of Common Stock with regard to any question, action, resolution, election or other matter presented to the shareholders of the Company for vote or approval. Shareholder Representative shall vote said Common Stock in such manner and to such effect as he may determine in his sole and absolute discretion. The proxy granted hereby shall remain in effect for so long as and at all times that this Agreement or the Amendment shall remain in effect and shall terminate immediately and automatically upon the satisfaction of the Amendment or termination of this Agreement in accordance with the provisions hereof. The proxy granted hereby is irrevocable and is coupled with an interest, as provided in Section 78.355 of the Nevada Revised Statutes.

b.            Shareholder Representative hereby accepts his appointment as proxy of Shareholder, pursuant to Subsection 6(a) of this Agreement. Other than as specifically set forth herein, the Shareholder Representative shall have no other rights with respect to the Common Stock.

7.            Limitation of Shareholder Representative Liability. Shareholder Representative shall not incur any liability or responsibility by reason of any error of judgment, mistake of law or other mistake, or for any act or omission of any agent or attorney, or for any misconstruction of this Agreement, or for any action of any kind taken or omitted hereunder or believed by him to be in accordance with the provisions and intents hereof.

8.            Termination. This Agreement shall terminate only upon the earliest to occur of the occurrence of any one of the following events:

a.           the fifth (5th) anniversary of the Execution Date of this Agreement;

b.           the disposition of the Common Stock pursuant to the Amendment;

c.           the reorganization, merger, consolidation or similar corporate transaction whereby the persons who were the shareholders of the Company immediately prior to the transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote;

d.           the sale of all, or substantially all, of the assets of the Company; or

e.           the termination of this Agreement by the Shareholder Representative.

9.             Successor Representative. In the event that the Shareholder Representative is unable or unwilling to serve as the proxy, a successor proxy may be appointed by the Shareholder Representative at his/her/its sole discretion, or if the Shareholder Representative is unable to make such appointment due to his death or incapacity to act, a successor proxy may be appointed by the Company at its sole discretion. A successor proxy shall be vested with all the rights, powers and authority as if originally named in this Agreement.

10.           Legend; Subsequent Holders of Common Stock. Upon execution of this Agreement Shareholder hereby acknowledges and agrees that all certificates, if any, for the shares of Common Stock may, but need not, be imprinted by the Shareholder Representative with notice of this Agreement and the irrevocable proxy set forth herein. Shareholder agrees not to transfer any interest in their respective Common Stock except as set forth in the Amendment and unless the transferee executes and delivers to Shareholder Representative an agreement in form and in substance substantially similar to this Agreement.

11.           Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to rules regarding choice of law. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

12.           Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors, assigns and transferees.

13.           Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.

14.           Amendment or Modification. This Agreement may be altered, modified or amended only by the unanimous consent, in writing, of the parties subject hereto, either now or hereafter. Any such modification must be signed by each party to this Agreement and each signature must be acknowledged and notarized in order for the modification to take effect.

15.           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, among the parties hereto with respect to such subject matter.

16.           Enforceability. The parties expressly agree that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable and shall be construed so as to best give effect to the purposes and intents hereof.

17.           References. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require.

[Signature Page Follows]

[Signature Page to Shareholder Voting Representative Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MONAKER GROUP, INC.

By:
	Name	Bill Kerby
	Title:	CEO

IDS, INC

By:
Name:
Title:

Agreed to and accepted by
Shareholder Representative

Bill Kerby

[Signature Page to Shareholder Voting Representative Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MONAKER GROUP, INC.

By:
Name:
Title:

IDS, INC

By:
	Name:	Ari Daniels
	Title:	Authorized Officer

Agreed to and accepted by
Shareholder Representative

Bill Kerby